Exhibit 99.1

Marvell Technology Group Ltd. Reports Second Quarter of Fiscal Year 2018
Financial Results

•	Q2 Revenue: $605 million

•	Q2 Gross Margin: 60.4% GAAP gross margin; 61.2% non-GAAP gross margin

•	Q2 Diluted earnings per share: $0.26 GAAP diluted earnings per share from continuing operations; $0.30 non-GAAP diluted earnings per share from continuing operations

•	Cash and short-term investments: $1.6 billion

Santa Clara, Calif. (August 24, 2017) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking and connectivity semiconductor solutions, today reported financial results for the second fiscal quarter of fiscal year 2018. Revenue for the second quarter of fiscal 2018 was $605 million, which exceeded the midpoint of the Company’s guidance provided on May 25, 2017.
GAAP net income from continuing operations for the second quarter of fiscal 2018 was $135 million, or $0.26 per share. Non-GAAP net income from continuing operations for the second quarter of fiscal 2018 was $153 million, or $0.30 per diluted share. Cash flow from operations for the second quarter was $101 million.
“I am pleased to report that our second quarter results demonstrated Marvell’s continued transformation as a company, achieving revenue above the midpoint of our guidance, improved profitability and continued return of capital to shareholders,” said Matt Murphy, Marvell’s President and CEO. “I’m proud of our team -- in a competitive environment, we are delivering innovative solutions that our customers clearly value.”

Third Quarter of Fiscal 2018 Financial Outlook

•	Revenue is expected to be $595 million to $625 million.

•	GAAP and non-GAAP gross margins are expected to be approximately 61% to 62%.

•	GAAP operating expenses are expected to be $230 million to $240 million.

•	Non-GAAP operating expenses are expected to be $205 million to $210 million.

•	GAAP diluted EPS from continuing operations is expected to be in the range of $0.25 to $0.31 per share.

•	Non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.30 to $0.34 per share.
Discontinued Operations
The Company’s financial results for prior periods presented herein have been recast to reflect certain businesses that were classified as discontinued operations during the fourth quarter of fiscal year 2017 and second quarter of fiscal year 2018.

Conference Call
Marvell will conduct a conference call on Thursday, August 24, 2017 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2018. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 57564938. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until September 1, 2017.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance.
In fiscal 2018, Marvell began using a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the second quarter of fiscal 2018, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations regarding its third quarter of fiscal 2018 financial outlook; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: Marvell’s ability to successfully restructure its operations within its anticipated timeframe announced in November 2016 and with the anticipated amounts of costs and savings; Marvell’s dependence upon the storage, networking and connectivity markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2017 as filed with the SEC on June 5, 2017, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, networking and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 29, 2017	April 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net revenue	$604,750	$572,709	$597,346	$1,177,459	$1,110,979
Cost of goods sold	239,572	227,198	270,427	466,770	510,360
Gross profit	365,178	345,511	326,919	710,689	600,619

Operating expenses:
Research and development	180,871	188,096	207,943	368,967	427,351
Selling, general and administrative	55,659	55,104	67,896	110,763	131,964
Restructuring related charges	4,285	886	721	5,171	5,162
Total operating expenses	240,815	244,086	276,560	484,901	564,477
Operating income	124,363	101,425	50,359	225,788	36,142
Interest and other income, net	7,188	3,333	6,284	10,521	7,772
Income from continuing operations before income taxes	131,551	104,758	56,643	236,309	43,914
Provision (benefit) for income taxes	(3,899)	5,166	(5,823)	1,267	(11,260)
Income from continuing operations	135,450	99,592	62,466	235,042	55,174
Income (loss) from discontinued operations, net of tax	29,809	7,029	(11,161)	36,838	(26,548)
Net income	$165,259	$106,621	$51,305	$271,880	$28,626

Net income (loss) per share — Basic:
Continuing operations	$0.27	$0.20	$0.12	$0.47	$0.11
Discontinued operations	$0.06	$0.01	$(0.02)	$0.07	$(0.05)
Net income per share - basic	$0.33	$0.21	$0.10	$0.54	$0.06

Net income (loss) per share — Diluted:
Continuing operations	$0.26	$0.19	$0.12	$0.46	$0.11
Discontinued operations	$0.06	$0.02	$(0.02)	$0.07	$(0.05)
Net income per share - diluted	$0.32	$0.21	$0.10	$0.53	$0.06

Weighted average shares:
Basic	500,817	503,790	511,235	502,303	510,014
Diluted	510,309	517,592	514,314	513,951	513,669

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	July 29, 2017	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$630,501	$814,092
Short-term investments	943,006	854,268
Accounts receivable, net	371,697	335,384
Inventories	175,355	170,842
Prepaid expenses and other current assets	46,491	58,771
Assets held for sale	41,896	57,077
Total current assets	2,208,946	2,290,434
Property and equipment, net	235,354	243,397
Goodwill and acquired intangible assets, net	1,994,743	1,996,880
Other non-current assets	148,407	117,939
Total assets	$4,587,450	$4,648,650

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$153,862	$143,484
Accrued liabilities	106,351	143,491
Accrued employee compensation	131,272	139,647
Deferred income	70,063	63,976
Liabilities held for sale	1,015	5,818
Total current liabilities	462,563	496,416
Non-current income taxes payable	55,714	60,646
Other non-current liabilities	95,076	63,937
Total liabilities	613,353	620,999

Shareholders’ equity:
Common stock	991	1,012
Additional paid-in capital	2,752,541	3,016,775
Accumulated other comprehensive income	899	23
Retained earnings	1,219,666	1,009,841
Total shareholders’ equity	3,974,097	4,027,651
Total liabilities and shareholders’ equity	$4,587,450	$4,648,650

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Cash flows from operating activities:
Net income	$165,259	$51,305	$271,880	$28,626
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	20,444	26,866	41,186	53,980
Share-based compensation	22,422	37,196	46,439	61,649
Amortization and write-off of acquired intangible assets	1,065	2,946	2,136	5,892
Deferred income taxes	2,008	53	2,791	(2,423)
Excess tax benefits from share-based compensation	—	(5)	—	(5)
Gain on sale of businesses	(39,309)	—	(47,464)	—
Other	(1,551)	718	(1,886)	2,975
Changes in assets and liabilities:
Accounts receivable	(14,550)	(68,025)	(36,313)	(25,383)
Inventories	(3,170)	(6,364)	(14,712)	7,234
Prepaid expenses and other assets	2,460	6,605	8,882	(6,612)
Accounts payable	(27,455)	20,437	3,968	40,359
Accrued liabilities and other non-current liabilities	(21,793)	(7,741)	(33,418)	(30,243)
Carnegie Mellon University accrued litigation settlement (a)	—	—	—	(736,000)
Accrued employee compensation	(846)	(22,270)	(8,375)	(15,118)
Deferred income	(3,732)	17,561	1,284	16,327
Net cash provided by (used in) operating activities	101,252	59,282	236,398	(598,742)
Cash flows from investing activities:
Purchases of available-for-sale securities	(177,811)	(110,358)	(376,227)	(203,723)
Sales of available-for-sale securities	37,936	67,824	116,700	340,095
Maturities of available-for-sale securities	87,376	48,682	169,611	146,470
Purchase of time deposits	(75,000)	(75,000)	(150,000)	(125,000)
Maturities of time deposits	75,000	—	150,000	—
Return of investment from privately-held companies	2,388	—	2,388	—
Purchases of technology licenses	(608)	(3,995)	(1,701)	(8,045)
Purchases of property and equipment	(4,020)	(12,509)	(14,046)	(24,377)
Net proceeds from sale of businesses	42,000	—	72,229	—
Net cash provided by (used in) investing activities	(12,739)	(85,356)	(31,046)	125,420
Cash flows from financing activities:
Repurchases of common stock	(221,265)	—	(387,558)	—
Proceeds from employee stock plans	77,872	244	97,811	559
Minimum tax withholding paid on behalf of employees for net share settlement	(3,005)	(112)	(24,814)	(15,382)
Dividend payments to shareholders	(30,095)	(30,675)	(60,086)	(61,136)
Payments on technology license obligations	(7,481)	(4,858)	(14,296)	(10,152)
Excess tax benefits from share-based compensation	—	5	—	5
Net cash used in financing activities	(183,974)	(35,396)	(388,943)	(86,106)
Net decrease in cash and cash equivalents	(95,461)	(61,470)	(183,591)	(559,428)
Cash and cash equivalents at beginning of period	725,962	780,222	814,092	1,278,180
Cash and cash equivalents at end of period	$630,501	$718,752	$630,501	$718,752

(a)	The Company paid $750.0 million to Carnegie Mellon University in connection with a litigation settlement agreement reached in February 2016.

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 29, 2017	April 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
GAAP gross profit:	$365,178	$345,511	$326,919	$710,689	$600,619
Special items:
Share-based compensation	1,810	1,426	2,720	3,236	4,504
Other cost of goods sold (a)	3,000	—	—	3,000	—
Total special items	4,810	1,426	2,720	6,236	4,504
Non-GAAP gross profit	$369,988	$346,937	$329,639	$716,925	$605,123

GAAP gross margin	60.4%	60.3%	54.7%	60.4%	54.1%
Non-GAAP gross margin	61.2%	60.6%	55.2%	60.9%	54.5%

Total GAAP operating expenses	$240,815	$244,086	$276,560	$484,901	$564,477
Special items:
Share-based compensation	(19,557)	(20,313)	(30,359)	(39,870)	(50,003)
Restructuring related charges (b)	(4,285)	(886)	(721)	(5,171)	(5,162)
Amortization of and write-off acquired intangible assets	(1,065)	(1,071)	(2,299)	(2,136)	(4,597)
Other operating expenses (c)	(1,687)	(2,303)	13	(3,990)	(1,229)
Total special items	(26,594)	(24,573)	(33,366)	(51,167)	(60,991)
Total non-GAAP operating expenses	$214,221	$219,513	$243,194	$433,734	$503,486

GAAP operating margin	20.6%	17.7%	8.4%	19.2%	3.3%
Other cost of goods sold (a)	0.5%	—%	—%	0.3%	—%
Share-based compensation	3.5%	3.8%	5.5%	3.7%	4.9%
Restructuring related charges (b)	0.7%	0.2%	0.1%	0.4%	0.5%
Amortization and write-off of acquired intangible assets	0.2%	0.2%	0.5%	0.2%	0.3%
Other operating expenses (c)	0.3%	0.3%	—%	0.3%	0.1%
Non-GAAP operating margin	25.8%	22.2%	14.5%	24.1%	9.1%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 29, 2017	April 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
GAAP interest and other income, net	$7,188	$3,333	$6,284	$10,521	$7,772
Special items:
Restructuring related items (d)	(3,085)	—	—	(3,085)	—
Total special items	(3,085)	—	—	(3,085)	—
Total non-GAAP interest and other income, net	$4,103	$3,333	$6,284	$7,436	$7,772

GAAP net income	$165,259	$106,621	$51,305	$271,880	$28,626
Loss (income) from discontinued operations, net of tax	(29,809)	(7,029)	11,161	(36,838)	26,548
GAAP net income from continuing operations	135,450	99,592	62,466	235,042	55,174
Special items:
Other cost of goods sold (a)	3,000	—	—	3,000	—
Share-based compensation	21,367	21,739	33,079	43,106	54,507
Restructuring related charges (b)	1,200	886	721	2,086	5,162
Amortization of and write-off acquired intangible assets	1,065	1,071	2,299	2,136	4,597
Other operating expenses (c)	1,687	2,303	(13)	3,990	1,229
Pre-tax total special items	28,319	25,999	36,086	54,318	65,495
Other income tax effects and adjustments (e)	(10,298)	(64)	—	(10,362)	(1,071)
Non-GAAP net income from continuing operations	$153,471	$125,527	$98,552	$278,998	$119,598

Weighted average shares — basic	500,817	503,790	511,235	502,303	510,014
Weighted average shares — diluted	510,309	517,592	514,314	513,951	513,669
Non-GAAP weighted average shares — diluted (f)	519,438	523,154	526,453	521,296	524,408

GAAP diluted net income (loss) per share from continuing operations	$0.26	$0.19	$0.12	$0.46	$0.11
Non-GAAP diluted net income per share from continuing operations	$0.30	$0.24	$0.19	$0.54	$0.23

(a)	Other costs of goods sold in the three and six months ended July 29, 2017 include charges for past intellectual property licensing matters.

(b)
Restructuring related charges include costs that are a direct result of restructuring. Such charges include employee severance, facilities related costs, contract cancellation charges and impairment of equipment.

(c)
Other operating expenses in the three and six months ended July 29, 2017 include costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to the restructuring actions.

(d)	Interest and other income, net includes restructuring related items such as gain on sale of a business and foreign currency losses related to restructuring related accruals.

(e)
Other income tax effects and adjustments in the three months ended July 29, 2017 and April 29, 2017 includes adjustment to the tax provision based on a non-GAAP tax rate of 4%. Other income tax effects and adjustments in the six months ended July 29, 2017 includes adjustment to the tax provision based on a non-GAAP tax rate of 4%.

(f)
Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company's financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Quarterly Revenue Trend
(In thousands)

	Three Months Ended			% Change
	July 29, 2017	April 29, 2017	July 30, 2016	YoY	QoQ
Storage (1)	$311,501	$303,808	$275,343	13%	3%
Networking (2)	147,250	144,815	156,614	(6)%	2%
Connectivity (3)	98,571	76,091	92,689	6%	30%
Total Core	557,322	524,714	524,646	6%	6%
Other (4)	47,428	47,995	72,700	(35)%	(1)%
Total Revenue (5)	$604,750	$572,709	$597,346	1%	6%

	Three Months Ended
% of Total	July 29, 2017	April 29, 2017	July 30, 2016
Storage (1)	52%	53%	46%
Networking (2)	24%	25%	26%
Connectivity (3)	16%	13%	16%
Total Core	92%	91%	88%
Other (4)	8%	9%	12%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD, SSD Controllers and Enterprise Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Embedded ARM Processors and Automotive Ethernet, as well as a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Connectivity products are comprised primarily of WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos.
(4) Other products are comprised primarily of Printer Solutions, Application Processors and others.
(5) Excludes the revenue of certain non-strategic businesses that were classified as discontinued operations.

For further information, contact:
T. Peter Andrew
Vice President, Investor Relations
408-222-0777
ir@marvell.com